Exhibit 99.1

Investor Relations Contact:

John Riley

GoRemote Internet Communications, Inc.

(408) 955-1920

investor@GoRemote.com

Media Relations Contact:

Bethany Sebra

GoRemote Internet Communications, Inc.

(408) 965-1127

bsebra@GoRemote.com

GoRemote Announces Termination of

Hart-Scott-Rodino Waiting Period

MILPITAS, Calif., - January 17, 2006 — GoRemote Internet Communications, Inc. (NASDAQ: GRIC) today announced that it has received early termination of the waiting period for U.S. antitrust review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the pending acquisition by iPass Inc. (NASDAQ: IPAS) of all of the outstanding shares of GoRemote.

As previously announced on December 12, 2005, iPass will pay $1.71 per share in cash for each outstanding share of GoRemote common stock and $3.37 per share in cash for each outstanding share of GoRemote Series A Preferred Stock, and assume outstanding GoRemote options, for an aggregate purchase price of approximately $76.5 million.

About GoRemote

GoRemote Internet Communications, Inc. is a leading provider of secure managed broadband network services, enabling customers to achieve best-of-breed network security and to increase critical business application performance, while reducing capital and operating expenses associated with their network. GoRemote provides a comprehensive portfolio of secure managed broadband network solutions for branch office and retail environments, teleworkers/home offices and mobile workforces. The GoRemote Global Network™, after adding the T-Mobile Hotspots, will include more than 60,000 wired and wireless access points in more than 150 countries. More information about GoRemote is available at www.GoRemote.com or by calling +1 408 955 1920.

GoRemote, GoRemote Internet Communications, GoRemote Mobile Office, GoRemote Teleworker, GoRemote Branch Office, GoRemote Global Network, GoRemote Revolution, GoRemote Total Security

Protection, GoRemote Universal Remote Control and “For the everywhere enterprise” are trademarks of GoRemote Internet Communications, Inc.  All other trademarks mentioned in this document are the property of their respective owners.

Forward Looking Statements

This press release contains forward-looking statements that are subject to safe harbors created under the U.S. federal securities laws. These statements include, among others, statements regarding the pending acquisition of GoRemote. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks, uncertainties and other factors related to, among other things, obtaining stockholder and regulatory approval of the acquisition, the potential impact on the business of GoRemote due to uncertainty about the acquisition, the retention of employees of GoRemote and the ability of iPass to successfully integrate GoRemote’s market opportunities, technology, personnel and operations and to achieve planned synergies.  If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of GoRemote’s most recent Form 10-K filed with the SEC on January 17, 2006.  GoRemote undertakes no obligation to revise or update any forward-looking statements for any reason.

Additional Information About the Merger and Where to Find It

On January 13, 2006, GoRemote filed with the SEC a definitive proxy statement and other relevant materials in connection with the transaction.   The definitive proxy statement will be mailed to the stockholders of GoRemote.  Investors and security holders of GoRemote are urged to read the proxy statement and the other relevant materials because they contain important information about GoRemote, the transaction and related risks.  The proxy statement and other relevant materials, and any other documents filed by GoRemote with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of GoRemote’s SEC filings by contacting GoRemote Investor Relations, c/o GoRemote Internet Communications, Inc., at (408) 955-1920 or investor@GoRemote.com.

GoRemote and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of GoRemote in connection with the merger described herein.  Information regarding the special interests of these directors and executive officers in the merger transaction described herein is included in the proxy statement of GoRemote described above.